Exhibit 10.2

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (the “Agreement”) is entered into as of March 19, 2024, by and between Fresh2 Group Limited (“Fresh2”) and Shouli Zhang (“Creditor”). Fresh2 and Creditor may be referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals:

WHEREAS, the Creditor and an affiliate of Fresh2 (“Company”) entered into a Debt Agreement; and

WHEREAS, the Company has borrowed money from Creditor as of date Feb 28,2024, and currently owes Creditor $243,291.9 in accrued borrowings. (“The Debt Amount”); and

WHEREAS, the Parties desire to convert the Debt Amount into ordinary shares of Fresh2; and

WHEREAS, the Parties desire to set forth their agreements and understandings with respect thereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Conversion to Stocks. Effective as of the date hereof, the Debt Amount shall be converted into 5,176,420 ordinary shares of Fresh2 (the “Conversion Shares”), at a conversion price equal to the average trade price of the ordinary shares under the ADS of the Fresh2 traded in the public market for the 120 trading days to the date of this Agreement. Within 5 days of the date of this Agreement, Fresh2 shall instruct its registar to issue such Conversion Shares in the name of Creditor.

2. Amounts Repaid in Full. For and in consideration of the issuance of the Conversion Shares to Creditor, the Debt Amount shall be deemed to be paid in full, and the Company shall have no further obligations in connection with the Debt Amount.

4. Restricted Stock. (a) The Conversion Shares to be issued hereunder have not been registered with the United States Securities and Exchange Commission, or with the securities regulatory authority of any state. The Conversion Shares are subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “Act”), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom.

(b) Creditor understands that the certificates representing the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and Fresh2 shall issue a certificate without such legend to the holder of the Conversion Shares upon which it is stamped, if (a) such Conversion Shares are sold pursuant to a registration statement under the Securities Act, or (b) such holder delivers to Fresh2 an opinion of counsel, reasonably acceptable to Fresh2, that a disposition of the Conversion Shares is being made pursuant to an exemption from such registration and that the Shares, after such transfer, shall no longer be “restricted securities” within the meaning of Rule 144.

5. Creditor’s Representations. Fresh2 is issuing the Conversion Shares to Creditor in reliance upon the following representations made by Creditor:

(a) At the time the Creditor was issued the Securities, the Creditor (A) is not a U.S. Person (as defined in this Agreement); and (B) will notify Fresh2 immediately if the Creditor becomes a U.S. Person at any time during which the Creditor holds or owns any Securities. The Creditor’s financial condition is such that he is able to bear the risk of holding the Conversion Shares for an indefinite period of time and the risk of loss of his entire investment. The Creditor has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to his investment in the Conversion Shares.

(b) Except for offers and sales to discretionary or similar accounts held for the benefit or account of a non-U.S. person by a U.S. dealer or other professional fiduciary, all issuance of the Conversion Shares were made to the Creditor while the Creditor was outside the United States.

(c) Creditor is acquiring the Conversion Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Creditor understands and acknowledges that the Conversion Shares have not been registered under the Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent and other representations of Creditor as expressed herein. Creditor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Conversion Shares.

(d) The Creditor acknowledges that he has been provided with information regarding the business, operations and financial condition of Fresh2 and has, prior to the date hereof, been granted the opportunity to ask questions of and receive answers from representatives of Fresh2, its officers, directors, Creditors and agents concerning Fresh2 in order for the Creditor to make an informed decision with respect to his investment in the Conversion Shares. The Creditor has sought such accounting, legal and tax advice as well as language translation since this agreement is written in English as he deems appropriate in connection with his proposed investment in the Conversion Shares.

(e) The Creditor understands that the Conversion Shares are being offered and sold to him in reliance upon specific exemptions from the registration requirements of U.S. federal and state securities laws and that Fresh2 is relying upon the truth and accuracy of the representations and warranties of the Creditor set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of the Creditor to acquire the Conversion Shares. The Conversion Shares are offered and sold outside the United States under the exemption provided by Regulation S promulgated under the Securities Act, and other exemptions of similar import in the laws of foreign jurisdictions where the offering is made. For purposes hereof, “United States” and “U.S. Person” shall have the meaning set forth in Regulation S under the Securities Act.

(f) The Creditor has, in connection with the Creditor’s decision to purchase the Conversion Shares, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of Fresh2 contained herein and in the SEC Reports, and the Creditor has, with respect to all matters relating to this Agreement and the offer and sale of the Conversion Shares, relied solely upon the advice of the Creditor’s own counsel and has not relied upon or consulted counsel of Fresh2.

(g) Creditor (i) has had, and continues to have, access to detailed information with respect to the business, financial condition, results of operations and prospects of Fresh2; (ii) has received or has been provided access to all material information concerning an investment in Fresh2; and (iii) has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers, directors and representatives of the Fresh2 to the extent necessary to evaluate the merits and risks related to an investment in the Fresh2 represented by the Conversion Shares.

(h) All action on the part of Creditor, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Creditor hereunder and thereunder has been taken, and this Agreement, assuming due execution by the parties hereto, constitutes valid and legally binding obligations of Creditor, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

6. Miscellaneous.

(a) THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the Parties arising out of this Agreement, (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts having jurisdiction over New York County, New York; (ii) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court having jurisdiction over New York County, New York; (iii) each of the parties irrevocably waives the right to trial by jury; and (iv) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which such party is to receive notice in accordance with this Agreement.

(b) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to Fresh2：

880 3rd Avenue, 7th Floor, New York, NY 10022

Email:

If to Creditor:

Shouli Zhang

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(c) This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral or written negotiations and agreements between the Parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both Parties.

(d) Each Party to this Agreement hereby represents and warrants to the other Party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other Party or its legal counsel. Each Party represents and warrants to the other Party that in executing this Agreement such Party has completely read this Agreement and that such Party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the Party responsible for its preparation.

(e) Each Party to this Agreement hereby represents and warrants to the other Party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such Party; (ii) the representative executing this Agreement on behalf of such Party has been granted all necessary power and authority to act on behalf of such Party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such Party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such Party.

(f) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

Fresh2 Group Limited

/s/ Haohan Xu
By:	Haohan Xu
Title:	CEO

March 19, 2024

Creditor: Shouli Zhang

/s/ Shouli Zhang

5